Ameriprise Financial

Ameriprise Financial, Inc.
Minneapolis, MN

January 29, 2020

Ameriprise Financial Reports Fourth Quarter 2019 Results

Earnings Per Diluted Share	
Fourth Quarter 2019:	
GAAP	$3.53
Adjusted Operating	$4.20

Return on Equity, ex. AOCI	
Fourth Quarter 2019:	
GAAP	33.1%
Adjusted Operating (1)	38.6%

- Adjusted operating earnings per diluted share increased 11 percent to $4.20 and adjusted operating return on equity increased 80 basis points to 38.6 percent.(2) Operating results in Corporate were negatively impacted by $42 million, or $0.25 per diluted share, related to elevated impairments on low income housing investments and severance, as well as compensation expense associated with the company's share price appreciation in the quarter.
- Ameriprise closed on the sale of its Auto & Home business to American Family Insurance, which added over $700 million to our excess capital. The transaction generated a $161 million net benefit on a full year GAAP pretax basis and was excluded from operating results.
- Adjusted operating net revenue was up 6 percent to $3.0 billion, excluding Auto & Home.
- Assets under management and administration were $973 billion and Advice & Wealth Management total client assets were $643 billion – both represented record highs.
- Advice & Wealth Management and Asset Management generated approximately 75 percent of adjusted operating revenue and pretax adjusted operating earnings in the quarter.
- Total pretax adjusted operating margin was a strong 21.2 percent, driven by a 22.6 percent margin in Advice & Wealth Management and a 36.2 percent net adjusted margin in Asset Management.
- Ameriprise generated substantial free cash flow in the year and returned $0.7 billion to shareholders in the quarter through share repurchase and dividends, for a total of $2.4 billion for the full year. Excess capital increased to $2.2 billion at year end.

(1) Excludes third quarter unlocking impact.
(2) See reconciliation on page 8.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

"Ameriprise delivered another strong quarter, completing a year of significant progress. We served more clients in our affluent target market, earned strong asset flows and deepened the personal, advice-based relationships our advisors have with clients.

"Advice & Wealth Management is leading our growth, and Asset Management is gaining traction with steady improvement in client flows over the past several quarters. In 2019, total assets under management and administration across the firm reached a new high, up 18 percent.

"Our capital strength remains an important differentiator. Our business generates significant free cash flow and with our strategic actions in 2019, we freed-up additional capital to invest for growth and return to shareholders. In the quarter, we returned $689 million to shareholders through dividends and ongoing share repurchases. And on a full-year basis, we returned $2.4 billion, which is 110 percent of our adjusted operating earnings in-line with our plan.

"As we look forward, Ameriprise is in an excellent position to serve even more individual investors and institutions through personal, advice-based relationships and high-performing solutions."

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Ameriprise Financial, Inc.
Fourth Quarter Summary

(in millions, except per share amounts, unaudited)	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	% Over/ (Under)	Per Diluted Share Quarter Ended December 31, 2019	Per Diluted Share Quarter Ended December 31, 2018	% Over/ (Under)
GAAP net income[(1)]	$ 463	$ 539	(14%)	$ 3.53	$ 3.76	(6%)
Adjusted operating earnings	$ 551	$ 544	1%	$ 4.20	$ 3.80	11%

(1) GAAP results were negatively impacted in the quarter due to the impact of substantial market volatility on variable annuity hedges and change in our credit spread. See reconciliation on page 8 for additional detail.

	2019	2018
GAAP Return on Equity, ex. AOCI	33.1%	36.0%
Adjusted Operating Return on Equity, ex. AOCI	38.3%	37.1%
Adjusted Operating Return on Equity, ex. AOCI and unlocking	38.6%	37.8%
Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other	52%	52%
Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other	75%	74%
Weighted average common shares outstanding:		
Basic	129.0	141.5
Diluted	131.3	143.2

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Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

	Quarter Ended December 31,				% Over/
(in millions, unaudited)		2019		2018	(Under)
Net revenues	$	1,710	$	1,581	8%
Expenses		1,323		1,213	(9%)
Pretax adjusted operating earnings	$	387	$	368	5%
Pretax adjusted operating margin		22.6%		23.3%	

	Quarter Ended December 31,				% Over/
(in billions, unless otherwise noted)		2019		2018	(Under)
Total client assets	$	643	$	539	19%
Wrap net flows	$	4.4	$	4.5	(3%)
Brokerage cash balance	$	25.4	$	27.7	(8%)
Adjusted operating net revenue per advisor (trailing 12 months - thousands)	$	664	$	624	6%

Advice & Wealth Management pretax adjusted operating earnings increased 5 percent to $387 million with strength in client activity and improved equity markets that more than offset the significant decline in short term interest rates. Pretax adjusted operating margin of 22.6 percent remained strong.

Adjusted operating net revenues increased 8 percent to $1.7 billion, reflecting strong organic growth and equity market appreciation that more than offset headwinds from a decline in short term interest rates.

Expenses increased 9 percent reflecting strong business performance and higher activity levels that led to a 9 percent increase in distribution expenses. General and administrative expenses, excluding bank-related expenses, increased 6 percent and were in line with expectations as planned investments for future growth were partially offset by expense reengineering.

Total client assets increased 19 percent to $643 billion. Organic growth remains strong with $4.4 billion of wrap net inflows. Total wrap assets increased 26 percent to $318 billion. Client brokerage cash balances declined 8 percent to $25.4 billion as cash balances a year ago were at record highs due to market dislocation. On a sequential basis, client brokerage cash balances increased following a normal seasonal pattern.

Adjusted operating net revenue per advisor on a trailing 12-month basis increased 6 percent to $664,000. Total advisors were 9,871, demonstrating solid advisor retention and experienced advisor recruiting with 63 advisors moving their practices to Ameriprise in the quarter.

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Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	% Over/ (Under)
Net revenues	$ 770	$ 706	9%
Expenses	592	553	(7%)
Pretax adjusted operating earnings	$ 178	$ 153	16%
Pretax adjusted operating margin	23.1%	21.7%	
Net pretax adjusted operating margin (1)	36.2%	34.8%	

(in billions)	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	% Over/ (Under)
Total segment AUM	$ 494	$ 431	15%
Net Flows			
Former parent company related net new flows	$ (0.9)	$ (2.9)	69%
Global Retail net flows, excl. former parent flows	5.1	1.3	NM
Global Institutional net flows, excl. former parent flows	(0.9)	(3.1)	70%
Total segment net flows	$ 3.3	$ (4.7)	NM

NM Not Meaningful – variance equal to or greater than 100%
(1) See reconciliation on page 11

Asset Management pretax adjusted operating earnings were $178 million, up $25 million from the prior year period, reflecting equity market appreciation and strong performance fees, which more than offset the cumulative impact of net outflows. Fourth quarter net pretax adjusted operating margin was 36.2 percent.

Adjusted operating revenues improved 9 percent driven by market appreciation and performance fees, partially offset by the cumulative impact of net outflows.

Adjusted operating expenses increased 7 percent, which included higher distribution expenses. General and administrative expenses remain well managed and included higher performance fees and year-end compensation-related expense adjustments, which were partially offset by expense reengineering initiatives.

Net inflows in the quarter were $3.3 billion, an $8.0 billion improvement from the year ago quarter. This marks the third consecutive quarter of improved flows. Excluding former parent flows, net inflows were $4.2 billion. Global retail inflows were $5.1 billion, reflecting substantial improvement in North America and EMEA, as well as $5.7 billion of reinvested dividends. Global institutional outflows were $0.9 billion, down from $3.1 billion a year ago.

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Ameriprise Financial, Inc.
Annuities and Protection Segments Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	% Over/ (Under)
Annuities			
Net revenues	$ 618	$ 613	1%
Expenses	498	494	(1%)
Pretax adjusted operating earnings	$ 120	$ 119	1%
Variable annuity pretax adjusted operating earnings	$ 113	$ 115	(2%)
Fixed annuity pretax adjusted operating earnings	7	4	75%
Total pretax adjusted operating earnings	$ 120	$ 119	1%
Protection			
Net revenues	$ 261	$ 260	---
Expenses	196	193	(2%)
Pretax adjusted operating earnings	$ 65	$ 67	(3%)

	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	% Over/ (Under)
Variable annuity ending account balances (billions)	$ 80.1	$ 72.0	11%
Fixed deferred annuity ending account balances (billions)	$ 8.3	$ 8.7	(5%)
Life insurance in force (billions)	$ 195	$ 195	---

NM Not Meaningful – variance equal to or greater than 100%

Annuities pretax adjusted operating earnings were $120 million, up 1 percent from the prior year.

Variable annuity pretax adjusted operating earnings decreased $2 million to $113 million reflecting lower interest rates and outflows that more than offset equity market appreciation. Variable annuity sales improved 9 percent year-over-year to $1.1 billion in the quarter.

Fixed annuity pretax adjusted operating earnings were $7 million, reflecting continued spread compression and lower account balances. Account balances declined 5 percent from limited new product sales and continued lapses.

Protection pretax adjusted operating earnings were $65 million compared to $67 million a year ago. Overall claims were within expected ranges. VUL/UL cash sales were $69 million, down 8 percent, primarily due to lower indexed universal life sales.

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Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended December 31, 2019		2018	% Over/ (Under)
Pretax adjusted operating earnings/(loss):				
Corporate & Other (ex. LTC and Auto & Home)	$	(103)	$ (47)	NM
Long Term Care	$	(2)	$ (5)	60%
Auto & Home	$	0	$ 3	NM
Items included in Corporate & Other segment adjusted operating earnings/(loss):				
Low income housing impairments		(25)	7	
Severance		(11)	(1)	
Share price impact on compensation		(6)	12	

NM Not Meaningful — variance equal to or greater than 100%

Corporate & Other pretax adjusted operating loss[1] was $103 million, up $56 million from the prior year, primarily due to low income housing impairments, severance expenses and the impact of share price appreciation on compensation expense.

Long Term Care pretax adjusted operating loss was $2 million.

Taxes

The adjusted operating effective tax rate in the quarter was 14.6 percent. For the full year, the adjusted operating effective tax rate was 16.0 percent.

(1) Excluding Long Term Care and Auto & Home

Contacts

Investor Relations:

Alicia A. Charity
Ameriprise Financial
(612) 671-2080
alicia.a.charity@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

Media Relations:

Paul W. Johnson
Ameriprise Financial
(612) 671-0625
paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of approximately 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

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Ameriprise Financial Services, Inc. offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. Auto and home insurance is underwritten by IDS Property Casualty Insurance Company, or in certain states, Ameriprise Insurance Company, both in De Pere, WI. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA. Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: . statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; . other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and . statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q, available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the year ended December 31, 2019. For information about Ameriprise Financial entities, please refer to the Fourth quarter 2019 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. 7

Ameriprise Financial, Inc. Reconciliation Table: Earnings Per Diluted Share Quarter Ended Quarter Ended December 31, December 31, (in millions, except per share amounts, unaudited) 2019 2018 2019 2018 Net income $ 463 $ 539 $ 3.53 $ 3.76 Less: Net income (loss) attributable to consolidated investment entities 1 (1) 0.01 (0.01) Add: Integration/restructuring charges (1) 6 3 0.05 0.02 Add: Market impact on variable annuity guaranteed benefits (1) 375 (99) 2.86 (0.69) Add: Market impact on fixed index annuity benefits (1) — (1) — (0.01) Add: Mean reversion-related impacts (1) (39) 71 (0.30) 0.50 Add: Market impact on indexed universal life benefits (1) (17) 9 (0.13) 0.07 Add: Market impact of hedges on investments (1) (2) 16 (0.02) 0.11 Less: Net realized investment gains (losses) (1) (2) (6) (0.02) (0.04) Less: Gain on disposal of business (1) 213 — 1.62 — Add: Tax effect of adjustments (2) (23) (1) (0.18) (0.01) Adjusted operating earnings $ 551 $ 544 $ 4.20 $ 3.80 Weighted average common shares outstanding: Basic 129.0 141.5 Diluted 131.3 143.2 (1) Pretax adjusted operating adjustment. (2) Calculated using the statutory tax rate of 21%. 8

Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin Quarter Ended December 31, (in millions, unaudited) 2019 2018 Total net revenues $ 3,287 $ 3,179 Less: CIEs revenue 21 34 Less: Integration/restructuring charges — — Less: Net realized investment gains (losses) (2) (5) Less: Market impact on indexed universal life benefits 8 (2) Less: Market impact of hedges on investments 2 (16) Less: Gain on disposal of business 213 — Adjusted operating total net revenues $ 3,045 $ 3,168 Less: Auto & Home revenue — 283 Adjusted operating total net revenues excluding Auto & Home $ 3,045 $ 2,885 Total expenses $ 2,753 $ 2,527 Less: CIEs expenses 20 35 Less: Integration/restructuring charges 6 3 Less: Market impact on variable annuity guaranteed benefits 375 (99) Less: Market impact on indexed universal life benefits (9) 7 Less: Market impact on fixed index annuity benefits — (1) Less: Mean reversion-related impacts (39) 71 Less: DAC/DSIC offset to net realized investment gains (losses) — 1 Adjusted operating expenses $ 2,400 $ 2,510 Pretax income 534 652 Pretax adjusted operating earnings 645 658 Pretax income margin 16.2% 20.5% Pretax adjusted operating margin 21.2% 20.8% 9

Ameriprise Financial, Inc. Reconciliation Table: Advice & Wealth Management and Asset Management Percent of Pretax Adjusted Operating Earnings Excluding Corporate & Other Segment Quarter Ended December 31, (in millions, unaudited) 2019 2018 Advice & Wealth Management pretax adjusted operating earnings $ 387 $ 368 Advice & Wealth Management and Asset Management pretax adjusted operating earnings $ 565 $ 521 Annuities and Protection pretax adjusted operating earnings $ 185 $ 186 Percent pretax adjusted operating earnings from Advice & Wealth Management 52% 52% Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management 75% 74% Percent pretax adjusted operating earnings from Annuities and Protection 25% 26% Ameriprise Financial, Inc. Reconciliation Table: General and Administrative Expense Quarter Ended December 31, (in millions, unaudited) 2019 2018 General and administrative expense $ 839 $ 792 Less: CIEs expenses — 3 Less: Integration/restructuring charges 6 3 Adjusted operating general and administrative expense $ 833 $ 786 Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended December 31, 2019 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 534 $ 645 Income tax provision $ 71 $ 94 Effective tax rate 13.2% 14.6% 10

Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended December 31, 2018 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 652 $ 658 Income tax provision $ 113 $ 114 Effective tax rate 17.3% 17.3 % Ameriprise Financial, Inc. Reconciliation Table: Advice & Wealth Management General and Administrative Expense Quarter Ended December 31, % Over/ (in millions, unaudited) 2019 2018 (Under) AWM general and administrative expenses $ 350 $ 323 8 % Less: Bank general and administrative expenses 10 3 N M Adjusted AWM general and administrative expenses $ 340 $ 320 6 % Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended December 31, (in millions, unaudited) 2019 2018 Adjusted operating total net revenues $ 770 $ 706 Less: Distribution pass through revenues 193 180 Less: Subadvisory and other pass through revenues 85 81 Net adjusted operating revenues $ 492 $ 445 Pretax adjusted operating earnings $ 178 $ 153 Less: Adjusted operating net investment income 4 2 Add: Amortization of intangibles 4 4 Net adjusted operating earnings $ 178 $ 155 Pretax adjusted operating margin 23.1% 21.7% Net pretax adjusted operating margin 36.2% 34.8% 11

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income "AOCI"

(in millions, unaudited)	Twelve Months Ended December 31, 2019	2018
Net income	$ 1,893	$ 2,098
Less: Adjustments [1]	(297)	(63)
Adjusted operating earnings	$ 2,190	$ 2,161
Less: Annual unlocking/loss recognition, net of tax[2]	(16)	(46)
Adjusted operating earnings excluding annual unlocking/loss recognition	2,206	2,207
Total Ameriprise Financial, Inc. shareholders' equity	$ 5,837	$ 5,735
Less: Accumulated other comprehensive income, net of tax	122	(98)
Total Ameriprise Financial, Inc. shareholders' equity excluding AOCI	5,715	5,833
Less: Equity impacts attributable to the consolidated investment entities	1	1
Adjusted operating equity	$ 5,714	$ 5,832
Return on equity excluding AOCI	33.1%	36.0%
Adjusted operating return on equity excluding AOCI [3]	38.3%	37.1%
Adjusted operating return on equity excluding AOCI and annual unlocking/loss recognition	38.6%	37.8%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.

(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.

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Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended December 31, % Over/ (in millions, unaudited) 2019 2018 (Under) Revenues Management and financial advice fees $ 1,862 $ 1,677 11 % Distribution fees 469 474 (1%) Net investment income 342 395 (13%) Premiums 93 363 (74%) Other revenues 338 299 13 % Gain on disposal of business 213 — N M Total revenues 3,317 3,208 3 % Banking and deposit interest expense 30 29 3 % Total net revenues 3,287 3,179 3 % Expenses Distribution expenses 991 910 9 % Interest credited to fixed accounts 152 175 (13%) Benefits, claims, losses and settlement expenses 728 444 64 % Amortization of deferred acquisition costs (7) 142 N M Interest and debt expense 50 64 (22%) General and administrative expense 839 792 6 % Total expenses 2,753 2,527 9 % Pretax income 534 652 (18%) Income tax provision 71 113 (37%) Net income $ 463 $ 539 (14%) 13

Ameriprise Financial, Inc.
Consolidated GAAP Results

(in millions, unaudited)	Year Ended December 31, 2019	2018	% Over/ (Under)
Revenues			
Management and financial advice fees	$ 7,015	$ 6,776	4%
Distribution fees	1,919	1,877	2%
Net investment income	1,463	1,596	(8%)
Premiums	1,214	1,426	(15%)
Other revenues	1,279	1,249	2%
Gain on disposal of business	213	—	
Total revenues	13,103	12,924	1%
Banking and deposit interest expense	136	89	53%
Total net revenues	12,967	12,835	1%
Expenses			
Distribution expenses	3,810	3,637	5%
Interest credited to fixed accounts	669	674	(1%)
Benefits, claims, losses and settlement expenses	2,576	2,302	12%
Amortization of deferred acquisition costs	179	322	(44%)
Interest and debt expense	214	245	(13%)
General and administrative expense	3,287	3,171	4%
Total expenses	10,735	10,351	4%
Pretax income	2,232	2,484	(10%)
Income tax provision	339	386	(12%)
Net income	$ 1,893	$ 2,098	(10%)

Ameriprise Financial, Inc.
Net Full Year Benefit of Auto & Home Divestiture

(in millions, unaudited)	1Q19	2Q19	3Q19	4Q19	FY 2019
Gain on disposal of business	$ —	$ —	$ —	$ 213	$ 213
Restructuring [(1)]	(7)	(2)	(2)	(6)	(17)
Market impact of hedges on investments [(1)]	(10)	(18)	(9)	2	(35)
Total A&H Divestiture	$ (17)	$ (20)	$ (11)	$ 209	$ 161

(1) Included in the reconciliation tables on pages 8 and 9.

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